Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Chatham Lodging Trust of our report dated March 14, 2013 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Chatham Lodging Trust’s Annual Report on Form 10-K for the year ended December 31, 2012. We also hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Chatham Lodging Trust of our report dated March 14, 2013 relating to the financial statements of Ink Acquisition, LLC and Affiliates, which appears in Chatham Lodging Trust’s 2012 Annual Report on Form 10-K for the year ended December 31, 2012. We also hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Chatham Lodging Trust of our report dated June 11, 2013 relating to the financial statements of Continental/Rockbridge North Shore Hotel, L.P. d/b/a Hyatt Place Pittsburgh North Shore Hotel, which appears in Chatham Lodging Trust’s Current Report on Form 8-K dated May 17, 2013 and filed June 12, 2013. We also hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Chatham Lodging Trust of our report dated January 13, 2014 relating to the financial statements of NP OGL, LLC d/b/a SpringHill Suites Savannah, which appears in Chatham Lodging Trust’s Current Report on Form 8-K/A dated December 9, 2013 and filed January 13, 2014. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Fort Lauderdale, Florida

January 15, 2014